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                                                                    EXHIBIT 99.2

                                ESCROW AGREEMENT

THIS AGREEMENT made as of the 7th day of December, 2001.

BETWEEN:

     JIPANGU INC., a corporation existing under the laws of Japan

     (hereinafter called the "Company")

                                     - and -

     SPROTT CANADIAN EQUITY FUND, SPROTT HEDGE FUND LP, ERIC S. SPROTT AND SPROTT SECURITIES INC., as portfolio manager

     (hereinafter collectively called the "Debenture Holders")


                                     - and -

     EQUITY TRANSFER SERVICES INC., a corporation incorporated under the laws of the Province of Ontario

     (hereinafter called the "Escrow Agent")

WHEREAS the Company and Sprott have executed a term sheet dated as of December 7, 2001 (the "Term Sheet") pursuant to which the Company granted $10,000,000 principal amount convertible debentures (the "Debentures") to the Holders;

AND WHEREAS the Debentures are convertible at anytime and from time to time into common shares of Cambior Inc. ("Cambior Shares");

AND WHEREAS the provisions of the Term Sheet provide for the deposit of certain Cambior Shares with an escrow agent designated by the Company and Sprott to be held in trust by such escrow agent pending the earlier of (i) conversion of all of the Debentures; (ii) redemption of all of the Debentures; and (iii) the Maturity Date;

AND WHEREAS all terms not defined herein shall have the meanings ascribed to them respectively in the Term Sheet.

NOW THEREFORE IN CONSIDERATION of the mutual covenants and promises contained in this agreement and the Term Sheet, the parties hereto agree as follows:

1.   DESIGNATION OF ESCROW AGENT

1.1 The Company and the Debenture Holders hereby designate the Escrow Agent to act as the escrow agent in connection with the Debentures.

1.2 The Escrow Agent hereby agrees to act as the escrow agent in connection with the Debentures on the terms and conditions set out herein.

1.3 In discharging its duties under this agreement, the Escrow Agent shall have regard only to the provisions hereof and no other agreement, document or instrument and, specifically, the Escrow Agent shall have no obligation to read or examine the Term Sheet except to the extent that terms defined therein are used herein.
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2.   DELIVERY OF CAMBIOR SHARES

2.1 The Company hereby places and deposits in escrow 17,361,112 Cambior Shares (the "Escrowed Shares") with the Escrow Agent and hereby undertakes and agrees forthwith to deliver certificates representing such shares (including any replacement securities or certificates if and when such are issued or allotted) and a duly executed blank power of attorney to transfer shares to the Escrow Agent for deposit in escrow.

2.2 The parties hereby agree that the Escrowed Shares and the beneficial ownership of or any interest in them and the certificates representing them (including any replacement certificates) shall not be sold, assigned, hypothecated, alienated, released from escrow, transferred within escrow, or otherwise in any manner dealt with, without the express consent, order or direction in writing of the Debenture Holders being first had and obtained or except as may be required by reason liquidation, winding-up or bankruptcy of the Company, in which cases the Escrow Agent shall hold the said certificates subject to this agreement, for whatever person, firm or corporation shall be legally entitled to be or become the registered owner thereof.

2.3 The Company hereby directs the Escrow Agent to retain the Escrowed Shares and the certificates (including any replacement securities or certificates) representing the same and not to do or cause anything to be done to release the same from escrow or to allow any transfer, hypothecation or alienation thereof except with and as directed by the written consent, order or direction of a Debenture Holder. The Escrow Agent hereby accepts the responsibilities placed on it hereby and agrees to perform the same in accordance with the terms hereof and the written consents, orders or directions of a Debenture Holder.

2.4 If during the period in which any of the Escrowed Shares are retained in escrow pursuant hereto, any dividend is received by the Escrow Agent in respect of the Escrowed Shares, any such dividend shall be forthwith paid or transferred to the Company.

2.5 All voting rights attached to the Escrowed Shares shall at all times be exercised by the registered owner thereof.

2.6 In the event that any action or other proceedings are commenced by any of the parties hereto to which one or both of the other parties hereto is a party relating to this agreement, the Escrow Agent shall be permitted to deposit into court the Escrowed Shares pursuant to the applicable rules of procedure governing such action or proceedings and shall thereafter be released from any and all obligation to hold the Escrowed Shares as Escrow Agent hereunder.

3.   DISCHARGE OF ESCROW AGENT

3.1 The Escrow Agent shall be discharged from any further duty upon release of all of the Escrowed Shares held in escrow in accordance with Article 3 of this agreement or the deposit into court of the Escrowed Shares in accordance with Article 2.6 of this agreement.

3.2 Upon receipt by the Escrow Agent of a notice of conversion ("Notice of Conversion") substantially in the form attached to the Debenture certificate and duly completed and executed by a Debenture Holder together with a certified cheque or bank draft for an amount equal the exercise price of the Escrowed Shares to be purchased (the "Proceeds"), the Escrow Agent shall forthwith notify the Company of such exercise of conversion right.

3.3 As soon as practicable after receipt of a Notice of Conversion, but in any event not later than five business days thereafter, the Escrow Agent shall cause such number of Escrowed Shares as specified in the Notice of Conversion to be registered in accordance with such notice and delivered to the Debenture Holder. Concurrently with the delivery of such Escrowed Shares, the Escrow Agent shall release the Proceeds to the Company.

3.4 As soon as practicable after receipt by the Escrow Agent of a notice of redemption ("Notice of Redemption") duly executed by the Company and each of the Debenture Holders but in any event not later than three business days thereafter, the Escrow Agent shall release to the Company all Escrowed Shares then held by the Escrow Agent.
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3.5  As soon as practicable after the Maturity Date, but in any event note later than three business days thereafter, the Escrow Agent shall release to the Company all Escrowed Shares then held by the Escrow Agent.

3.6 Should there be an insufficient number of Escrowed Shares to transfer to all Debenture Holders electing to exercise their conversion rights, the Company shall forthwith transfer to the Escrow Agent that number of Cambior Shares equal to the difference between the number of Cambior Shares required for the conversion of the Debentures and the number of Escrowed Shares.

4.   CO-OPERATION OF THE DEBENTURE HOLDERS AND THE COMPANY WITH ESCROW AGENT

4.1 The Debenture Holders and the Company shall deliver to the Escrow Agent all documents, pay to the Escrow Agent all sums and do or cause to be done all other things necessary to enable the Escrow Agent to comply with this agreement.

5.   NOTICE

5.1 Any notice required to be given hereunder shall be sufficiently given and delivered to the Escrow Agent if personally delivered, addressed to the Escrow Agent as set out below. Any notice, certificate or other writing required or permitted to be given hereunder (a "Notice") shall be sufficiently given and delivered to the party to whom it is given if personally delivered or mailed, by prepaid registered mail, addressed to such party as follows:

     If to the Company, to:           JIPANGU INC.

                                      c/o 155 University Avenue
                                      Suite 1700
                                      Toronto, Ontario
                                      M5H 3B7

                                      Attention: David Mosher
                                      Telecopier No.: (416) 360-0010

     with a copy to:                  DONOHUE ERNST & YOUNG
                                      222 Bay Street
                                      Suite 1800
                                      Ernst & Young Tower, TD Centre
                                      Toronto, Ontario
                                      M5K 1H6

                                      Attention: David C. Poynton
                                      Telecopier No.: (416) 943-2735

    If to the Debenture Holders, to:  SPROTT SECURITIES INC.
                                      Royal Bank Plaza, South Tower
                                      Suite 3450
                                      Toronto, Ontario
                                      M5J 2J2

                                      Attention: Jeff Kennedy
                                      Telecopier No.: (416) 943-6496

    If to the Escrow Agent, to:       EQUITY TRANSFER SERVICES INC.
                                      120 Adelaide Street West
                                      Suite 420
                                      Toronto, Ontario
                                      M5H 4C3
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                                      Attention: Mark Myers
                                      Telecopier No.: (416) 361-0470

     or such other address as the party to whom a Notice is to be given shall have last notified in writing the other parties hereto of a change of address for the purposes of this provision. Any Notice mailed as aforesaid shall be deemed to have been given and received on the date that the Notice is signed for by the party to whom it is addressed or any employee or Underwriter thereof. Any Notice personally delivered to the party to whom it is addressed shall be deemed to have been given and received on the day it is personally delivered, but if any such day falls on a weekend or statutory holiday in the City of Toronto, then the Notice shall be deemed to have been given and received on the business day next following such day. In the event of a postal disruption, a Notice must be personally delivered.

6.   AMENDMENT

6.1 This agreement shall not be amended, revoked or rescinded as to any of its terms and conditions except by agreement in writing signed by all of the parties hereto.


7.   INDEMNIFICATION OF ESCROW AGENT

7.1 The Company agrees to indemnify and hold the Escrow Agent harmless against any and all losses, claims, suits, demands, costs and expenses that may be incurred by the Escrow Agent or made on the Escrow Agent by the Company, the Debenture Holders or any third party by reason of the Escrow Agent's compliance in good faith with the terms of this agreement, except claims, suits or demands arising from, the wilful default or gross negligence of the Escrow Agent in the performance of its duties hereunder. In no event shall the Escrow Agent be liable to the Company for any act which it may do or which it may omit to do with respect to this agreement, except in the case of gross negligence or wilful misconduct of the Escrow Agent.

8.   BINDING AGREEMENT - NOT ASSIGNABLE

8.1 This agreement shall constitute a binding obligation and shall enure to the benefit of each of the parties hereto and their respective successors and assigns and shall not be assignable by any of them without the prior consent in writing of each of the other parties.

9.   GOVERNING LAWS

9.1 This agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.


10.  INTERPRETATION

10.1 The headings of the articles and sections of this agreement are inserted for convenience only and shall not be deemed to constitute part of this agreement or to affect the construction hereof.

11.  SEVERABILITY

11.1 Any provision hereof which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by law, the parties hereto waive any provision of law which renders any such provision prohibited or unenforceable in any respect.
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12.  ENTIRE AGREEMENT

12.1 This agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written. There are no conditions, warranties, representations or other agreements between the parties in connection with the subject matter of this agreement (whether oral or written, express or implied, statutory or otherwise) except as specifically set out in this agreement.

13.  WAIVER

13.1 A waiver of any default, breach or non-compliance under this agreement is not effective unless in writing and signed by the party to be bound by the waiver. No waiver shall be inferred from or implied by any failure to act or delay in acting by a party in respect of any default, breach or non-observance or by anything done or omitted to be done by the other party. The waiver by a party of any default, breach or non-compliance under this agreement shall not operate as a waiver of that party's rights under this agreement in respect of any continuing or subsequent default, breach or non-observance (whether of the same or any other nature).

14.  TIME OF THE ESSENCE

14.1 Time shall be of the essence of this agreement.

15.  EXECUTION

15.1 This agreement may be executed in one or more counterparts, and may be delivered by facsimile, each of which so executed or delivered shall constitute an original and all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed and delivered these presents as of the date first above written.

                                      JIPANGU INC.

                                  Per:                 "David Mosher"
                                  --------------------------------------------


                                      SPROTT CANADIAN EQUITY FUND

                                  Per:                 "Jeff Kennedy"
                                  --------------------------------------------


                                      SPROTT HEDGE FUND LP

                                  Per:                 "Jeff Kennedy"
                                  --------------------------------------------


                                      SPROTT SECURITIES INC.

                                  Per:                 "Jeff Kennedy"
                                  --------------------------------------------


SIGNED, SEALED AND DELIVERED          )
       in the presence of             )
                                      )
       "Sonia M. Yung"                )                "Eric S. Sprott"
--------------------------------               -----------------------------
Witness                               )                 ERIC S. SPROTT
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                                      EQUITY TRANSFER SERVICES INC.

                                  Per:                 "Richard Barnowski"
                                  --------------------------------------------